EXHIBIT 99.1

Essex Woodlands Fund IX Acquires Significant Position in AxoGen, Inc.

Investment of $17.5 Million Builds Company Balance Sheet; Provides Resources to Drive Growth and Pursue Expansion Opportunities

Guido J. Neels, Leading International Healthcare Executive, Joins Board of Directors

ALACHUA, FL – August 26, 2015 – AxoGen, Inc. (NASDAQ: AXGN), a leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, has sold 4,861,111 registered shares of its common stock to Essex Woodlands, a leading investment firm focused on growth-oriented companies in the healthcare sector.  The sale was completed at a price of $3.60 per share, generated net proceeds of approximately $17.1 million to AxoGen and represented 16% of the Company’s shares post transaction.  The Company plans to use the resources to drive its current market growth strategies, accelerate entering into new nerve repair markets and develop and launch additional nerve repair products.  This funding also provides additional working capital to strengthen the Company’s balance sheet.

“Our partnership with Essex Woodlands puts AxoGen in an excellent position to build on the momentum we are generating in the nerve repair market as well as capitalize on our numerous opportunities,” said Karen Zaderej, President and Chief Executive Officer of AxoGen.  “Essex Woodlands is a premier, long-term focused healthcare investor and through their investment in AxoGen we now have the resources in place to execute our current business plan as well as fund expansion.  Based on our current operations, we believe the investment provides AxoGen with the resources to achieve positive operating cash flow.   In addition, we gain access to the experience and relationships of the Essex Woodlands organization as we welcome Guido Neels to the AxoGen Board of Directors.  We believe he will be an outstanding advisor to AxoGen as we execute our global growth plans.”

Mr. Neels, an Operating Partner with Essex Woodlands based in Palo Alto, CA, will join AxoGen’s Board of Directors as its eighth member.  Mr. Neels brings to the AxoGen Board more than 40 years of experience developing international healthcare businesses.  Prior to joining Essex Woodlands, he served as Chief Operating Officer of Guidant Corporation.  Currently, Mr. Neels serves as the Chairman of the Board of Directors for Oraya Therapeutics as well as serving on the Board of Directors for Entellus Medical, Inc., Endologix, Inc. and Bioventus LLC.  Mr. Neels holds a Business Engineering degree from the University of Leuven in Belgium and a Master of Business Administration degree from Stanford University.

“We are very glad to be a shareholder of AxoGen and we look forward to supporting Karen and the management team to continue AxoGen’s momentum as the leader of innovative surgical solutions for peripheral nerve injuries,” said Mr. Neels. “We expect a very successful growth trajectory for the company.”

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen’s portfolio of regenerative medicine products is available in the United States, Canada and several other countries and includes Avance® Nerve Graft, an off-the-shelf  processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

Avance® Nerve Graft is processed in the United States by AxoGen. AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, and are distributed worldwide exclusively by AxoGen. AxoGen maintains its corporate offices in Alachua, Florida and is the parent of its wholly owned operating subsidiary, AxoGen Corporation.

For more information about AxoGen or to sign up for our news alerts, please visit www.AxoGenInc.com.

About Essex Woodland

With $2.5 billion under management, Essex Woodlands is one of the largest and oldest growth equity firms pursuing investments in pharmaceuticals, medical devices, healthcare services and healthcare information technology. Since its founding in 1985, Essex Woodlands has maintained its singular commitment to the healthcare industry and has been involved in the founding, investing and/or management of over 150 healthcare companies, ranging across sectors, stages and geography. The team is comprised of 22 senior investment professionals with offices in Palo Alto, Houston, New York, London and Shanghai. For more information, please see www.ewhv.com.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "continue", "may", "should", "will" variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our 2015 revenue estimate, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

EVC Group
Michael Polyviou/Doug Sherk – Investor Relations
212.850.6020/415.652.9100
mpolyviou@evcgroup.com; dsherk@evcgroup.com